UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2013

ProUroCare Medical Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., Suite 101, Eden Prairie, Minnesota 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 476-9093
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

On March 27, 2013, ProUroCare Medical Inc. (the “Company”) refinanced its $500,000 promissory note with Crown Bank (the “Crown Loan”). Pursuant to the amendment, a principal reduction payment of $50,000 was made on March 27, 2013, with a second $50,000 reduction due on January 15, 2014. The note matures on February 15, 2014, and bears interest at the prime rate plus one percent, but never less than 6.0%. The Crown Loan remains secured by all Company assets and continues to be guaranteed by James L. Davis, a director of the Company and William S. Reiling. The amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Company

The information under Item 1.01 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignations of Principal Executive Officer and Director

On March 22, 2013, Director David Barrett, M.D., stepped down from his position on the Company’s Board of Directors. Dr. Barrett will provide future support to the company in a consulting role.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Promissory Note issued in favor of Crown Bank, effective February 15, 2013 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ProUroCare Medical Inc.

Date: March 28, 2013	By:	/s/ Richard Carlson
Richard Carlson Chief Executive Officer